Exhibit 99.1

Ribbon Communications Inc. Releases

Third Quarter 2019 Financial Results

Revenue was $138 million for the third quarter

GAAP Net Income was $2 million and Non-GAAP Net Income was $15 million for the third quarter

Non-GAAP Adjusted EBITDA was $23 million for the third quarter

Year-to-Date Software Sales Growth of 17 Percent

October 30, 2019

Conference Call Details

Ribbon will offer a live, listen-only webcast of the conference call to discuss its financial results  for the third quarter ended September 30, 2019 on October 30, 2019, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date:  October 30, 2019
Time:  4:30 p.m. (ET)
Dial-in number (Domestic): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will

be available following the conference call until November 13, 2019 and can be accessed by calling  877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13692597.

WESTFORD, Mass. — Ribbon Communications Inc. (Nasdaq: RBBN), a global software leader in secure and intelligent cloud communications, today announced its financial results for the third quarter of 2019.

“During the third quarter, we saw further momentum in our virtualized software solutions, which drove sales of our pure software products 17 percent higher year-to-date compared to the first nine months of 2018,” said Fritz Hobbs, President and Chief Executive Officer of Ribbon Communications. “Overall market conditions remain challenging, but we are intent on enhancing our offerings, broadening our portfolio and helping our customers migrate their legacy networks to the cloud.”

Financial Highlights(1), (2)

The following table summarizes the consolidated third quarter and year-to-date financial highlights for fiscal 2019 and 2018 (in millions, except per share amounts).

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP Revenue	$138	$152	$402	$411
GAAP Net income (loss)	$2	$(10)	$20	$(75)
Non-GAAP Net income	$15	$19	$22	$15
GAAP Diluted earnings per share or (loss) per share	$0.01	$(0.10)	$0.18	$(0.73)
Non-GAAP Diluted earnings per share	$0.13	$0.18	$0.20	$0.14
Non-GAAP Adjusted EBITDA	$23	$25	$42	$32
Cash was $40 million at September 30, 2019, compared with cash and equivalents of $51 million at June 30, 2019.

(1)For all periods presented, the Company no longer increases the non-GAAP measures of revenue, gross margin, net income, diluted earnings per share and Adjusted EBITDA for revenue lost from the application of purchase accounting.  Effective as of the first quarter of 2019, the Company no longer increases the non-GAAP measures of revenue, gross margin, net income, diluted earnings per share and Adjusted EBITDA for the impact of the adoption in 2018 of the new revenue standard.

(2)Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures, and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” and in the press release appendix.

Investor Relations

Monica Gould

+1 (212) 871-3927

IR@rbbn.com

Lindsay Savarese

+1 (212) 331-8417

IR@rbbn.com

US Press

Dennis Watson

+1 (214) 695-2214

dwatson@rbbn.com

International Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Industry Analyst Relations

Michael Cooper

+1 (708) 383-3387

mcooper@rbbn.com

“For the first nine months of 2019, we have grown our Adjusted EBITDA 31 percent compared to last year,” said Daryl Raiford, Chief Financial Officer of Ribbon Communications.  “In spite of challenging market conditions, our increased profitability reflects the shift to a higher mix of software revenue, resulting in stronger gross margins, coupled with our improved cost structure.  For the full year 2019, we are updating our Adjusted EBITDA guidance to approximately $85 million to take into account persisting soft market conditions and our software development plans.”

Third Quarter 2019 Highlights

•                  A telecommunications service provider in Canada selected Ribbon’s fixed network transformation solutions and media gateway products and services within its fixed voice services network at multiple locations.

•                  Two Tier 1 Service Providers in Japan are utilizing Ribbon’s session security cloud software and services to assist in the migration of their fixed networks to IP.

•                  A large cable operator and multiple service providers in the U.S. are deploying Ribbon’s STIR/SHAKEN solutions and session security products to help address the Robocalling challenge for their customers.

•                  A leading edge provider of telecommunications services for enterprise and wholesale customers worldwide selected Ribbon’s Cloud2Edge service offering for its business customers.

•                  Etisalat, a large service provider operating in 15 countries across Asia, the Middle East and Africa, officially launched its CloudTalk offering to small and medium-sized businesses and enterprise customers in the UAE using Ribbon’s cloud-based application software.

•                  Multiple enterprises purchased Ribbon’s security solution during the quarter to help monitor and secure their networks, bringing the total number of deployments to nearly 30.

Upcoming Fourth Quarter 2019 Investor Conference Schedule

•                  November 12, 2019 — Needham Security, Networking, & Communications Conference, New York, NY (presenting and one-on-one institutional investor meetings; presentation time: 2:20 p.m. ET)

•                  December 4, 2019 — Credit Suisse 23rd Annual Technology Conference, Phoenix, AZ (one-on-one institutional investor meetings)

About Ribbon Communications

Ribbon Communications Inc. (Nasdaq: RBBN) delivers market-leading software solutions that secure and power many of the world’s leading service provider and enterprise communications environments.  Built on world-class technology and intellectual property, the Company’s cloud-native solutions deliver intelligent and secure real-time communications solutions for the cloud, network and enterprise edge.  Ribbon’s Kandy Cloud real-time communications software platform delivers advanced and embedded CPaaS and UCaaS capabilities enabling service providers to rapidly create and deploy high-value communications services.  To learn more, visit ribboncommunications.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including without limitation statements made by our chief executive officer and our chief financial officer regarding our anticipated financial performance, statements in the sections “Financial Highlights” and “Upcoming Fourth Quarter 2019 Investor Conference Schedule,” statements regarding our future expenses, results of operations and financial position, business strategy, strategic position, and plans and objectives of management for future operations, are forward-looking statements.  Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including our successful integration activities with respect to our acquisitions; our ability to realize benefits from mergers and acquisitions; the effects of disruption from acquisitions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; unpredictable fluctuations in quarterly revenue and business from our existing customers; consolidation in the telecommunications industry; credit risks; the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights and obtain necessary licenses; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; our negotiation position relative to our large customers; the limited supply of certain components of our products; the potential for defects in our products; risks related to the terms of our credit agreement; higher risks in international operations and markets; the impact of increased competition; increases in tariffs, trade restrictions or taxes on our products; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.

Our forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  We caution you against relying on any of these forward-looking statements.  For further information regarding risks and uncertainties associated with Ribbon Communications’ business and important factors that could cause actual results to differ materially from these forward-looking statements, please refer to the “Risk Factors” section of Ribbon Communications’ most recent annual and quarterly reports filed with the SEC.  Any forward-looking statements represent Ribbon Communications’ views only as of the date on which such statement is made and should not be relied upon as representing Ribbon Communications’ views as of any subsequent date.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  While Ribbon Communications may elect to update forward-looking statements at some point, Ribbon Communications specifically disclaims any obligation to do so, except as may be required by law.

Discussion of Non-GAAP Financial Measures

Ribbon Communications’ management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business adjusted for certain expenses and credits, including, but not limited to, stock-based compensation; amortization of intangible assets; acquisition-related facilities adjustments; settlement expense; certain litigation costs; acquisition- and integration-related expense; restructuring and related expense; the gain on the settlement of litigation; the gain on the reduction to deferred purchase consideration; the tax effect of these adjustments; and the income tax benefit arising from purchase accounting.  Effective for the first quarter of 2019 and for subsequent reporting periods, we no longer adjust for the impact of the adoption of the new revenue standard in 2018.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to our financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Impact of New Revenue Standard

We provide the historical supplementary non-GAAP financial measure of non-GAAP Total revenue, which, for periods prior to the first quarter of 2019, included eliminated revenue resulting from our adoption of the new revenue recognition standard in 2018.  Effective for the first quarter of 2019 and for subsequent reporting periods, we no longer increase non-GAAP revenue for the 2018 revenue standard adoption.

Stock-Based Compensation

Stock-based compensation expense is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by an employee, and the cost to us is based on a stock-based compensation valuation methodology, subjective assumptions and the variety of award types, all of which may vary over time.  We evaluate performance without these measures because stock-based compensation expense is influenced by the Company’s stock price and other factors, such as volatility and interest rates that are beyond our control.  The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted.  As such, we do not include such charges in our operating plans, and we believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance.  It is reasonable to expect that stock-based compensation will continue in future periods.

Amortization of Intangible Assets

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.  Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

Acquisition-Related Facilities Adjustments

GAAP accounting requires that the deferred rent liability of an acquired company be written off as part of purchase accounting and that the combined company’s rent expense on a straight-line basis begin as of the acquisition date.  As a result, we recorded more rent expense than would have been recognized but for the purchase accounting treatment of GENBAND’s assumed deferred rent liability.  We included this adjustment, which related to the acquisition of GENBAND, through the fourth quarter of 2018, to allow for more complete comparisons to the financial results of our historical operations and the financial results of peer companies.

Settlement Expense

In the first quarter of 2018, we recorded $1.7 million of expense related to settlements, comprised of $1.4 million for the settlement of litigation in connection with our acquisition of Taqua LLC and $0.3 million of patent litigation settlement expense.  These amounts are included as components of general and administrative expense.  We believe that such settlement costs are not part of our core business or ongoing operations, are unplanned and generally not within our control.  Accordingly, we believe that excluding these costs facilitates the comparison of our financial results to our historical operating results and other companies in our industry.

Litigation Costs

We were involved in litigation with a certain competitor with whom we reached a settlement in the second quarter of 2019, under which the competitor agreed to pay us an aggregate amount of $63.0 million (see also “Gain on Litigation Settlement” below).  In connection with this litigation, we incurred litigation costs beginning in the fourth quarter of 2017.  These costs are included as a component of general and administrative expense.  In the third quarter of 2019, we received $1.5 million of insurance proceeds in connection with this litigation, which reduced the expense reported in both the three and nine months ended September 30, 2019.  We believe that such costs are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the litigation costs related to this specific legal matter facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Acquisition- and Integration-Related Expense

We consider certain acquisition- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company, and such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets.  In addition, the size, complexity and/or volume of an acquisition, which often drive the magnitude of acquisition- and integration-related costs, may not be indicative of future acquisition- and integration-related costs.  By excluding these acquisition- and integration-related costs from our non-GAAP measures, we believe that our management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that the acquired assets will generate for us.  We exclude certain acquisition- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations and the financial results of less acquisitive peer companies.  In addition, we believe that providing supplemental non-GAAP measures that exclude these items allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related Expense

We have recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We review our restructuring accruals and facilities requirements regularly and record adjustments to these estimates as required.  We believe that excluding restructuring and related expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Gain on Litigation Settlement

We were involved in litigation with a certain competitor with whom we reached a settlement in the second quarter of 2019, under which the competitor agreed to pay us an aggregate amount of $63.0 million (see “Litigation Costs” above).  This gain is included as a component of other income (expense), net.  We believe that such gains are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the gain on litigation settlement related to this specific legal matter facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Reduction to Deferred Purchase Consideration

We recorded $8.1 million in other income (expense), net, in the first quarter of 2019 related to the reduction of deferred purchase consideration for Edgewater.  We believe that such reductions to deferred purchase consideration are not part of our core business or ongoing operations, as they relate to specific acquisitive transactions.  Accordingly, we believe that excluding such reductions related to acquisition transactions facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Tax Effect of Non-GAAP Adjustments

Beginning with the second quarter of 2019, non-GAAP income tax expense is presented based on an estimated tax rate applied against forecasted annual non-GAAP income.  The non-GAAP income tax expense assumes no available net operating losses or any valuation allowances as a result of reporting significant cumulative non-GAAP income over the past several years.  Due to the methodology applied to our estimated annual tax rate, our estimated tax rate on non-GAAP income will differ from our GAAP tax rate and from our actual tax liabilities.

Tax Benefit Arising from Purchase Accounting

In the third quarter of 2018, we assessed our ability to use our tax benefits and determined that it was more likely than not that some of these benefits will be recognized.  As a result, we reduced our deferred tax asset valuation allowance, resulting in an income tax benefit of $0.8 million and a reduction to our income tax provision in the three and nine months ended September 30, 2018.  We believe that such a benefit is not part of our core business or ongoing operations, as it was the result of an acquisition and was unrelated to our revenue-producing activities.  Accordingly, we believe that excluding the benefit arising from this adjustment to our income tax provision facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance.  We calculate Adjusted EBITDA by excluding from net income (loss): interest income (expense), net; income tax provision; depreciation; and amortization of intangible assets.  In addition, we exclude from net income (loss):  historical adjustments to revenue and cost of revenue related to our adoption of the new revenue standard (for periods prior to the first quarter of 2019); stock-based compensation expense; acquisition-related facilities adjustments; settlement expense; certain litigation costs; acquisition- and integration-related expense; restructuring and related expense; and other income (expense), net.  In general, we add back the expenses that we consider to be non-cash and/or not part of our ongoing operations.  Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes.  We disclose this metric to support and facilitate our dialogue with research analysts and investors.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way our management views them.  We further believe that providing this information helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Revenue:
Product	$61,152	$72,059	$77,283
Service	76,501	73,362	75,185
Total revenue	137,653	145,421	152,468

Cost of revenue:
Product	31,476	36,433	38,891
Service	27,300	28,315	31,343
Total cost of revenue	58,776	64,748	70,234

Gross profit	78,877	80,673	82,234

Gross margin:
Product	48.5%	49.4%	49.7%
Service	64.3%	61.4%	58.3%
Total gross margin	57.3%	55.5%	53.9%

Operating expenses:
Research and development	34,222	35,301	34,403
Sales and marketing	28,227	28,893	31,488
General and administrative	9,673	12,466	15,942
Acquisition- and integration-related	1,697	1,965	5,570
Restructuring and related	2,372	9,144	2,397
Total operating expenses	76,191	87,769	89,800

Income (loss) from operations	2,686	(7,096)	(7,566)
Interest expense, net	(726)	(1,262)	(1,420)
Other income (expense), net	(507)	62,861	(1,254)

Income (loss) before income taxes	1,453	54,503	(10,240)
Income tax benefit (provision)	197	(5,033)	82

Net income (loss)	$1,650	$49,470	$(10,158)

Earnings (loss) per share:
Basic	$0.01	$0.45	$(0.10)
Diluted	$0.01	$0.45	$(0.10)

Shares used to compute earnings (loss) per share:
Basic	110,080	110,394	104,918
Diluted	110,756	110,698	104,918

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2019	2018
Revenue:
Product	$180,691	$191,937
Service	221,311	219,072
Total revenue	402,002	411,009

Cost of revenue:
Product	101,056	102,183
Service	84,807	96,208
Total cost of revenue	185,863	198,391

Gross profit	216,139	212,618

Gross margin:
Product	44.1%	46.8%
Service	61.7%	56.1%
Total gross margin	53.8%	51.7%

Operating expenses:
Research and development	105,456	109,056
Sales and marketing	87,179	94,152
General and administrative	40,833	46,571
Acquisition- and integration-related	6,861	14,262
Restructuring and related	16,448	15,162
Total operating expenses	256,777	279,203

Loss from operations	(40,638)	(66,585)
Interest expense, net	(3,352)	(2,754)
Other income (expense), net	70,128	(3,058)

Income (loss) before income taxes	26,138	(72,397)
Income tax provision	(5,850)	(2,587)

Net income (loss)	$20,288	$(74,984)

Earnings (loss) per share:
Basic	$0.19	$(0.73)
Diluted	$0.18	$(0.73)

Shares used to compute earnings (loss) per share:
Basic	109,523	103,009
Diluted	110,100	103,009

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$40,397	$43,694
Marketable securities	—	7,284
Accounts receivable, net	162,964	187,853
Inventory	14,103	22,602
Other current assets	29,880	17,002
Total current assets	247,344	278,435

Property and equipment, net	27,023	27,042
Intangible assets, net	225,762	251,391
Goodwill	389,196	383,655
Deferred income taxes	5,463	9,152
Operating lease right-of-use assets	37,132	—
Other assets	25,161	7,484
	$957,081	$957,159

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$2,500	$—
Revolving credit facility	34,000	55,000
Accounts payable	25,113	45,304
Accrued expenses and other	52,650	84,263
Operating lease liabilities	7,568	—
Deferred revenue	83,423	105,087
Total current liabilities	205,254	289,654

Long-term debt, net of current	46,605	—
Long-term debt, related party	—	24,100
Operating lease liabilities, net of current	37,600	—
Deferred revenue, net of current	18,687	17,572
Deferred income taxes	4,865	4,738
Other long-term liabilities	13,055	30,797
Total liabilities	326,066	366,861

Commitments and contingencies

Stockholders' equity:
Common stock	11	11
Additional paid-in capital	1,743,089	1,723,576
Accumulated deficit	(1,116,704)	(1,136,992)
Accumulated other comprehensive income	4,619	3,703
Total stockholders' equity	631,015	590,298
	$957,081	$957,159

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$20,288	$(74,984)
Adjustments to reconcile net to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	8,824	8,270
Amortization of intangible assets	36,829	37,721
Stock-based compensation	8,154	7,421
Deferred income taxes	4,559	(39)
Foreign currency exchange losses	1,042	3,066
Reduction in deferred purchase consideration	(8,124)	—
Changes in operating assets and liabilities:
Accounts receivable	25,598	24,550
Inventory	8,387	2,783
Other operating assets	(20,242)	2,796
Accounts payable	(20,260)	(7,679)
Accrued expenses and other long-term liabilities	(21,535)	(20,033)
Deferred revenue	(20,889)	(7,413)
Net cash provided by (used in) operating activities	22,631	(23,541)

Cash flows from investing activities:
Purchases of property and equipment	(8,594)	(5,950)
Business acqusitions, net of cash acquired	—	(46,389)
Maturities of marketable securities	7,295	18,919
Net cash used in investing activities	(1,299)	(33,420)

Cash flows from financing activities:
Borrowings under revolving line of credit	109,000	142,500
Principal payments on revolving line of credit	(130,000)	(104,500)
Proceeds from issuance of long-term debt	50,000	—
Principal payment of debt, related party	(24,716)	—
Principal payment of long-term debt	(625)	—
Payment of deferred purchase consideration	(21,876)	—
Principal payments on finance leases	(698)	(436)
Payment of debt issuance costs	(891)	(624)
Proceeds from the sale of common stock in connection with employee stock purchase plan	506	—
Proceeds from the exercise of stock options	233	43
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,082)	(830)
Repurchase of common stock	(4,536)	—
Net cash (used in) provided by financing activities	(24,685)	36,153

Effect of exchange rate changes on cash and cash equivalents	56	(281)

Net decrease in cash and equivalents	(3,297)	(21,089)
Cash and cash equivalents, beginning of year	43,694	57,073
Cash and cash equivalents, end of period	$40,397	$35,984

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included as components of other line items in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Stock-based compensation
Cost of revenue - product	$26	$22	$21	$62	$91
Cost of revenue - service	124	151	65	367	264
Cost of revenue	150	173	86	429	355

Research and development expense	521	331	313	1,359	1,364
Sales and marketing expense	721	560	585	2,265	1,944
General and administrative expense	1,093	466	1,532	4,101	3,758
Operating expense	2,335	1,357	2,430	7,725	7,066

Total stock-based compensation	$2,485	$1,530	$2,516	$8,154	$7,421

Amortization of intangible assets
Cost of revenue - product	$9,522	$10,092	$10,593	$29,259	$29,455
Sales and marketing expense	2,738	2,555	2,855	7,570	8,266

Total amortization of intangible assets	$12,260	$12,647	$13,448	$36,829	$37,721

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2019	2019	2018

GAAP Total revenue	$137,653	$145,421	$152,468
Adjustment for new revenue standard**	—	—	2,178
Non-GAAP Total revenue***	$137,653	$145,421	$154,646

GAAP Net income (loss)	$1,650	$49,470	$(10,158)
Adjustment for new revenue standard**	—	—	2,178
Stock-based compensation	2,485	1,530	2,516
Amortization of intangible assets	12,260	12,647	13,448
Acquisition-related facilities adjustment	—	—	251
Litigation costs	(1,534)	1,315	3,147
Acquisition- and integration-related expense	1,697	1,965	5,570
Restructuring and related expense	2,372	9,144	2,397
Gain on litigation settlement	—	(63,000)	—
Tax effect of non-GAAP adjustments	(4,256)	2,625	—
Tax benefit arising from purchase accounting	—	—	(841)
Non-GAAP net income (loss)***	$14,674	$15,696	$18,508

Earnings (loss) per share****
GAAP Diluted earnings per share or (loss) per share	$0.01	$0.45	$(0.10)
Adjustment for new revenue standard**	—	—	0.02
Stock-based compensation	0.02	0.01	0.02
Amortization of intangible assets	0.11	0.12	0.14
Acquisition-related facilities adjustment	—	—	*
Litigation costs	(0.01)	0.01	0.03
Acquisition- and integration-related expense	0.02	0.02	0.06
Restructuring and related expense	0.02	0.08	0.02
Gain on litigation settlement	—	(0.57)	—
Tax effect of non-GAAP adjustments	(0.04)	0.02	—
Tax benefit arising from purchase accounting	—	—	(0.01)
Non-GAAP Diluted earnings per share****	$0.13	$0.14	$0.18

Shares used to compute diluted earnings per share or (loss) per share
GAAP Shares used to compute diluted earnings per share or (loss) per share	110,756	110,698	104,918
Non-GAAP Shares used to compute diluted earnings per share	110,756	110,698	105,726

*         Less than $0.01 impact on earnings (loss) per share.

**       Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard.

***    A non-cash amount benefitting Non-GAAP Total revenue and Non-GAAP Net income for revenue lost from purchase accounting of $4.1 million for the three months ended September 30, 2018 has been removed to conform prior periods with the current period presentation.

****  A non-cash amount benefitting Non-GAAP Diluted earnings per share for revenue lost from purchase accounting of $0.03 for the three months ended September 30, 2018 has been removed to conform prior periods with the current period presentation.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Adjusted EBITDA*
GAAP Net income (loss)	$1,650	$49,470	$(10,158)
Interest expense, net	726	1,262	1,420
Income tax (benefit) provision	(197)	5,033	(82)
Depreciation	2,933	2,970	2,952
Amortization of intangible assets	12,260	12,647	13,448
Adjustment for new revenue standard**	—	—	2,178
Stock-based compensation	2,485	1,530	2,516
Acquisition-related facilities adjustment	—	—	251
Litigation costs	(1,534)	1,315	3,147
Acquisition- and integration-related expense	1,697	1,965	5,570
Restructuring and related expense	2,372	9,144	2,397
Other (income) expense, net	507	(62,861)	1,254
Non-GAAP Adjusted EBITDA*	$22,899	$22,475	$24,893

*                 A non-cash amount benefitting Adjusted EBITDA of $4.1 million for revenue lost from purchase accounting for the three months ended September 30, 2018 has been removed to conform prior periods with the current period presentation.

**   Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2019	2018

GAAP Total revenue	$402,002	$411,009
Adjustment for new revenue standard**	—	8,142
Non-GAAP Total revenue***	$402,002	$419,151

GAAP Net income (loss)	$20,288	$(74,984)
Adjustment for new revenue standard**	—	8,142
Adjustment to cost of revenue for new revenue standard**	—	(110)
Stock-based compensation	8,154	7,421
Amortization of intangible assets	36,829	37,721
Acquisition-related facilities adjustment	—	714
Settlement expense	—	1,730
Litigation costs	5,967	5,721
Acquisition- and integration-related expense	6,861	14,262
Restructuring and related expense	16,448	15,162
Gain on litigation settlement	(63,000)	—
Reduction to deferred purchase consideration	(8,124)	—
Tax effect of non-GAAP adjustments	(1,631)	—
Tax benefit arising from purchase accounting	—	(841)
Non-GAAP net income (loss)***	$21,792	$14,938

Earnings (loss) per share****
GAAP Diluted earnings per share or (loss) per share	$0.18	$(0.73)
Adjustment for new revenue standard**	—	0.08
Adjustment to cost of revenue for new revenue standard***	—	*
Stock-based compensation	0.07	0.07
Amortization of intangible assets	0.34	0.35
Acquisition-related facilities adjustment	—	0.01
Settlement expense	—	0.02
Litigation costs	0.05	0.06
Acquisition- and integration-related expense	0.06	0.14
Restructuring and related expense	0.15	0.15
Gain on litigation settlement	(0.57)	—
Reduction to deferred purchase consideration	(0.07)	—
Tax effect of non-GAAP adjustments	(0.01)	—
Tax benefit arising from purchase accounting	—	(0.01)
Non-GAAP Diluted earnings per share****	$0.20	$0.14

Shares used to compute diluted earnings per share or (loss) per share
GAAP Shares used to compute diluted earnings per share or (loss) per share	110,100	103,009
Non-GAAP Shares used to compute diluted earnings per share	110,100	103,401

*                           Less than $0.01 impact on earnings (loss) per share.

**                    Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard.

***             Non-cash amounts benefitting Non-GAAP Total revenue and Non-GAAP Net income for revenue lost from purchase accounting of $19.5 million and $17.5 million, respectively, for the nine months ended September 30, 2018 have been removed to conform prior periods with the current period presentation.

****  A non-cash amount benefitting Non-GAAP Diluted earnings per share for revenue lost from purchase accounting of $0.17 for the nine months ended September 30, 2018 has been removed to conform prior periods with the current period presentation.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2019	2018
Adjusted EBITDA*
GAAP Net income (loss)	$20,288	$(74,984)
Interest expense, net	3,352	2,754
Income tax (benefit) provision	5,850	2,587
Depreciation	8,824	8,270
Amortization of intangible assets	36,829	37,721
Adjustment to revenue for new revenue standard**	—	8,142
Adjustment to cost of revenue for new revenue standard**	—	(110)
Stock-based compensation	8,154	7,421
Acquisition-related facilities adjustment	—	714
Settlement expense	—	1,730
Litigation costs	5,967	5,721
Acquisition- and integration-related expense	6,861	14,262
Restructuring and related expense	16,448	15,162
Other (income) expense, net	(70,128)	3,058
Non-GAAP Adjusted EBITDA*	$42,445	$32,448

*                           A non-cash amount benefitting Adjusted EBITDA of $17.5 million for revenue lost from purchase accounting for the nine months ended September 30, 2018 has been removed to conform prior periods with the current period presentation.

**                    Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

Adjusted EBITDA:  Ribbon has not provided a reconciliation of Adjusted EBITDA for the year ending December 31, 2019, as it is unable to project without unreasonable efforts the comparable GAAP net income (loss) figure, which includes interest expense, net; income tax (benefit) provision; depreciation; amortization of intangible assets; stock-based compensation; settlement expense; certain litigation costs; acquisition- and integration-related expense; restructuring and related expense; and other income (expense), net.